Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2017, with respect to the financial statement of Carvana Co. contained in the Prospectus, filed on April 27, 2017, relating to the Registration Statement on Form S-1 (File No. 333-217085), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Phoenix, Arizona

April 27, 2017